UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 30, 2012 (Date of earliest event reported)
Banyan Rail Services Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9043 (Commission File Number)	36-3361229 (I.R.S. Employer Identification No.)

2255 Glades Road, Suite 111-E, Boca Raton, Florida (Address of principal executive offices)	33431 (Zip Code)

561-443-5300 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 30, 2012, Banyan Rail Services Inc.’s operating subsidiary, The Wood Energy Group, Inc. (“Wood Energy”), amended their credit facility with Fifth Third Bank in several respects. The bank waived violations by Wood Energy of the fixed charge and total debt to EBITDA covenants contained in the credit facility. The bank also agreed that the fixed charge coverage and total debt coverage ratios would not be calculated for the fiscal quarter ending December 31, 2012 but will resume with the fiscal quarter ending March 31, 2013. Additionally, the capex facility was terminated, except for amounts borrowed by Wood Energy through and including November 26, 2012. Other material terms of the loans remain the same. Wood Energy paid Fifth Third Bank an amendment fee of $4,180.

To document the foregoing transactions, Wood Energy and Fifth Third Bank executed a First Amendment to Amended and Restated Loan and Security Agreement (the “Amendment”). The parties to the Amendment made representations, warranties and covenants that are customary for such agreements.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full and complete terms of the Amendment, which is attached to this current report as Exhibit 10.1.

2.03 Creation of a Direct Financial Obligation.

The disclosure set forth in Item 1.01 of this current report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	First Amendment to Amended and Restated Loan and Security Agreement, dated as of November 30, 2012, by and between The Wood Energy Group, Inc. and Fifth Third Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Banyan Rail Services Inc. By:/s/ Christopher J. Hubbert Name: Christopher J. Hubbert Title: Secretary
Dated: December 6, 2012

EXHIBIT INDEX

Exhibit Number	Description

10.1	First Amendment to Amended and Restated Loan and Security Agreement, dated as of November 30, 2012, by and between The Wood Energy Group, Inc. and Fifth Third Bank